EXHIBIT 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Vicki Kessler 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL REPORTS RECORD EARNINGS
OF $0.35 PER FULLY DILUTED SHARE
Mid-America merger anticipated to close in fourth quarter of 2007
     NASHVILLE, Tenn., Oct 16, 2007 — Pinnacle Financial Partners Inc. (Nasdaq/NGS: PNFP) today reported record earnings, continued strong growth in loans and consistently strong asset quality for the quarter ended Sept. 30, 2007. Fully diluted earnings per share were $0.35 for the quarter ended Sept. 30, 2007, compared to $0.32 per fully diluted share for the quarter ended Sept. 30, 2006, which included the impact of $0.01 of merger related expenses associated with the Cavalry Bancorp Inc. acquisition consummated on March 15, 2006.
THIRD QUARTER 2007 HIGHLIGHTS:
•	Earnings:
•	Net income for the third quarter of 2007 was $5.77 million, up 7.9 percent from the prior year’s third quarter net income of $5.35 million.

•	Diluted earnings per share for the third quarter of 2007 were $0.35, up 9.4 percent from the same quarter last year.

•	Revenue (the sum of net interest income and noninterest income) for the quarter ended Sept. 30, 2007, amounted to $24.29 million, compared to $21.58 million for the same quarter of last year, an increase of 12.6 percent.
•	Superior credit quality:
•	Annualized net charge-offs as a percentage of average loan volumes were 0.05 percent for the nine months ended Sept. 30, 2007.

•	Nonperforming assets were only 0.19 percent of total loans and other real estate at Sept. 30, 2007, down from 0.54 percent at Dec. 31, 2006.

•	Past due loans over 30 days, excluding nonperforming loans, were only 0.38 percent of total loans and other real estate at Sept. 30, 2007, compared to 0.74 percent of total loans and other real estate at Dec. 31, 2006.
•	Strong balance sheet growth:
•	Loans at Sept. 30, 2007, were $1.731 billion, up 23.2 percent from the same period last year, reflecting strong organic growth over the last year. Loans increased by $68.2 million during the third quarter of 2007, compared to $47.1 million in growth during the same quarter in 2006. Provision for loan losses for the quarter ended Sept. 30, 2007 was $772,000, an increase from $587,000 from the same quarter in 2006.

•	Total deposits at Sept. 30, 2007, were $1.83 billion, up 15.2 percent from the same period last year.
•	Investments in future growth:
•	Pinnacle has hired 18 highly experienced associates for the denovo expansion to Knoxville that was announced on April 9, 2007. Pinnacle opened a full service facility in May, a loan production office in the Fountain City area of Knoxville in June and has begun negotiations on another full service Knoxville location set to open during the first half of 2008.

•	The total associate base at Sept. 30, 2007, including the Knoxville expansion, was 450.5 FTEs (full-time equivalents), a 13.9 percent increase over the 395.5 associates at Sept. 30, 2006.

•	On August 15, 2007, Pinnacle announced the in-market acquisition of Mid-America Bancshares, Inc., a $1.1 billion bank holding company located in Nashville. Subject to receipt of customary shareholder and regulatory approvals, the merger is anticipated to close before the end of 2007.
     “We continue to be pleased with our operating performance for 2007,” said M. Terry Turner, Pinnacle’s president and CEO. “We are particularly pleased with the continued growth of our loan portfolio and our ability to continue to attract experienced financial services professionals to our firm. It is fairly evident that 2007 has been and will continue to be a formidable year for all financial institutions. However, we are confident that we can expand our client base and sustain our record of dramatic growth throughout the remainder of 2007 and 2008 due to our ability to increase market share in the Nashville-Davidson-Murfreesboro-Franklin and Knoxville MSA’s.”
     Turner said the firm’s recent entry into Knoxville is progressing well. He estimated that the Knoxville expansion impacted the third quarter earnings negatively by approximately $0.03 per fully diluted share. The 2007 year-to-date impact of the Knoxville operation is a loss of approximately $0.06 per fully diluted share and is consistent with Pinnacle’s expectations.
FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•	Return on average assets for third quarter 2007 was 0.96 percent compared to 1.07 percent for the third quarter of 2006. Excluding the impact of the Knoxville expansion, return on average assets for the third quarter of 2007 would have approximated 1.06 percent.

•	Return on average stockholders’ equity for the quarter ended Sept. 30, 2007, was 8.43 percent compared to 8.66 percent for the third quarter of 2006. Excluding the impact of the Knoxville expansion, return on average stockholders’ equity for the third quarter of 2007 would have approximated 9.29 percent. Return on average tangible stockholders’ equity (average stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended Sept. 30, 2007, was 15.57 percent.
     Total assets grew to $2.37 billion as of Sept. 30, 2007, up $316 million or 15.4 percent from the $2.05 billion reported at the same time last year. The securities to total assets ratio decreased from 16.12 percent at Sept. 30, 2006, to 14.87 percent at Sept. 30, 2007.
CREDIT QUALITY
•	Provision for loan losses was $772,000 for the third quarter of 2007, compared to $587,000 in the third quarter of 2006.
•	During the third quarter of 2007, the firm recorded net charge-offs of only $169,000, compared to net charge-offs of $101,000 during the same period in 2006. Annualized net charge-offs to total average loans were 0.05 percent for the nine months ended Sept. 30, 2007 compared to 0.05 percent for the same period in 2006.
•	Allowance for loan losses represented 1.04 percent of total loans at Sept. 30, 2007, compared to 1.08 percent a year ago.
•	Nonperforming assets as a percentage of total loans and other real estate decreased to 0.19 percent at Sept. 30, 2007 from 0.54 percent at Dec. 31, 2006.

•	Loan balances, excluding nonperforming loans, with payments past due more than 30 days as a percentage of total loans and other real estate decreased to 0.38 percent at Sept. 30, 2007, from 0.74 percent at Dec. 31, 2006.

•	The ratio of the allowance for loan losses to nonperforming loans was 760.5 percent at Sept. 30, 2007 compared to 228.0 percent at Dec. 31, 2006.
     “We believe our record of excellent asset quality since our founding in 2000 is a key predictor of our ability to create long-term shareholder value,” said Turner.
     Turner also commented on this year’s developments in the sub-prime residential mortgage market. Turner stated that soon after its organization in 2000 Pinnacle elected not to target or develop specific products for this market segment. As a result, he did not currently foresee any direct loss exposure to Pinnacle as a result of the developments in the sub-prime mortgage lending markets.
REVENUE
•	Net interest income for third quarter 2007 was $18.96 million, compared to $17.16 million for the same quarter last year, an increase of 10.5 percent.
•	Net interest margin for the third quarter of 2007 was 3.54 percent, compared to a net interest margin of 3.95 percent for the same period last year.
•	Noninterest income for the third quarter 2007 was $5.33 million, a 20.6 percent increase over the $4.42 million recorded during the same quarter in 2006.

     “Maintenance of our net interest margin has been a key focus all year,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. “The recent reduction in the Fed funds rate should help to improve our margins in the fourth quarter. Because our pipelines remain robust, we believe loan growth will continue to increase our revenue streams over the next several quarters. Knoxville ended the quarter with $67 million in loans and a pipeline which we believe should produce approximately $100 million in loans by year end as planned.”
     Noninterest income during the third quarter of 2007 represented approximately 21.95 percent of total revenues, compared to 20.50 percent for the same quarter in 2006. The increase in noninterest income between 2007 and 2006 was due primarily to the extension of the former Cavalry fee businesses across the entire Pinnacle franchise and record investment sales commissions from Pinnacle Asset Management and record gains on the sales of mortgage loans from the firm’s mortgage origination unit. Thus far in 2007, Pinnacle’s mortgage origination unit recognized gains on the sales of $126.1 million in mortgages compared to recognized gains on $96.3 million in the first nine months of 2006.
NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended June 30, 2007, was $15.11 million compared to $13.05 million in the third quarter of 2006. Approximately $609,000 of noninterest expense was directly associated with the Knoxville expansion during the quarter.

•	Compensation expense increased to $9.11 million during the third quarter of 2007, compared to $7.58 million during the third quarter of 2006, an increase of 20.2 percent. At Sept. 30, 2007, the firm employed 450.5 associates (full-time equivalent), an increase of 55 associates, a 13.9 percent increase over the number of associates at Sept. 30, 2006.

•	During the third quarter 2007 Pinnacle recognized compensation expense related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) of approximately $451,000 compared to $285,000 during the same quarter of 2006. For the nine months ended Sept. 30, 2007, Pinnacle recognized $1.25 million in equity compensation expense related to the expensing of stock options compared to $690,000 in the first nine months of 2006.
•	The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 62.2 percent during the third quarter of 2007, compared to 60.5 percent during the third quarter of 2006.
     Carpenter noted that linked quarter expense growth of 4.3 percent between the second and third quarters of 2007 was primarily attributable to the Knoxville expansion, the increased number of associates, and increasing variable costs associated with the dramatic growth of the firm. Carpenter stated that expense growth in the fourth quarter, excluding the impact of Mid-America, is anticipated to be in the two to three percent range.
PROGRESS OF THE MID-AMERICA ACQUISITION
     On August 15, 2007, Pinnacle reported that the firm had entered into a definitive agreement to acquire the common stock of Mid-America Bancshares, Inc., a two-bank holding company in Nashville, Tenn. with assets of approximately $1.1 billion. Pinnacle anticipates receiving the required shareholder and regulatory approvals during the fourth quarter of 2007 and the closing of the transaction is expected to occur before year end.
     Assessing the progress of the acquisition, Turner said, “We are very pleased by the positive reception from Mid-America’s associates and customers and with the significant progress we have made during the initial phase of the integration process. With the anticipated closing of the transaction in the fourth quarter of 2007, we continue to believe that we will meet all major integration milestones on schedule (e.g., system conversions, brand conversions, etc.) and that we should achieve 100 percent of the targeted expense savings of $7.0 million in 2008.”
INVESTMENT OUTLOOK
     Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, including the impact of the Knoxville expansion, Pinnacle estimates its 2007 diluted earnings per share will approximate $1.38 to $1.42, which includes approximately $0.08 to $0.09 dilution attributable to the Knoxville expansion, but excludes the impact of the Mid-America acquisition.
     As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative which could include the development of any markets other than metropolitan Nashville or Knoxville, any merger or acquisition, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.
     Pinnacle Financial Partners provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
     The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $2.3 billion in assets. Earlier this year, Pinnacle launched an expansion into Knoxville, another high growth MSA. The addition of Mid-America will make Pinnacle the second largest bank holding company headquartered in Tennessee, with 31 offices in the Nashville area.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA or projected rates in the Knoxville MSA, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans and (viii) changes in the legislative and regulatory environment. Additionally, risk factors exist in connection with Pinnacle’s proposed merger with Mid-America including , among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated, (2) disruption from the merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Mid-America’s or Pinnacle’s shareholders to approve the merger, (6) the amount of the costs, fees, expenses and charges related to the merger, and (7) the ability to obtain required governmental approvals of the proposed terms of the merger and anticipated schedule. A more detailed description of these and other risks is contained in Pinnacle’s most recent annual and quarterly reports filed with the Securities and Exchange Commission. Many of such factors are beyond Pinnacle’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.
Additional Information About Pinnacle’s Proposed Merger with Mid-America and Where to Find It
In connection with the proposed merger, Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. have filed a joint proxy statement/prospectus with the Securities and Exchange Commission. This joint proxy statement/prospectus is part of a Registration Statement on Form S-4 of Pinnacle that was declared effective on October 12, 2007. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, MID-AMERICA AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Mid-America Bancshares, Inc., 7651 Highway 70, South, Nashville, TN 37221 Attention: Investor Relations (615) 646-4556. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
The directors and executive officers of Pinnacle and Mid-America may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pinnacle’s directors and executive officers is contained in the proxy statement filed by Pinnacle with the Securities and Exchange Commission on March 15, 2007, which is available on Pinnacle’s web site (www.pnfp.com) and at the address provided above. Information about Mid-America’s directors and executive officers is contained in the proxy statement filed by Mid-America with the Securities and Exchange Commission on April 2, 2007 which is available on Mid-America’s website (www.mid-americabancsharesinc.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, is or will be contained in the joint proxy statement/prospectus and other relevant material filed or to be filed with the Securities and Exchange Commission. These documents will be available to investors free of charge on the Securities and Exchange Commission’s website at the above address.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2007	December 31, 2006
ASSETS
Cash and noninterest-bearing due from banks	$48,865,526	$43,611,533
Interest-bearing deposits due from banks	5,819,607	1,041,174
Federal funds sold and other	26,522,858	47,866,143

Cash and cash equivalents	81,207,991	92,518,850
Securities available-for-sale, at fair value	325,171,126	319,237,428
Securities held-to-maturity (fair value of $26,603,414 and $26,594,235 at September 30, 2007 and December 31, 2006, respectively)	27,050,937	27,256,876
Mortgage loans held-for-sale	5,685,674	5,654,381
Loans	1,731,245,280	1,497,734,824
Less allowance for loan losses	(17,978,429)	(16,117,978)

Loans, net	1,713,266,851	1,481,616,846
Premises and equipment, net	38,208,897	36,285,796
Investments in unconsolidated subsidiaries and other entities	17,424,718	16,200,684
Accrued interest receivable	12,056,089	11,019,173
Goodwill	114,287,640	114,287,640
Core deposit intangible	9,837,744	11,385,006
Other assets	23,881,242	26,724,183

Total assets	$2,368,078,909	$2,142,186,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$316,542,088	$300,977,814
Interest-bearing demand	254,958,551	236,674,425
Savings and money market accounts	538,976,126	485,935,897
Time	716,407,184	598,823,167

Total deposits	1,826,883,949	1,622,411,303
Securities sold under agreements to repurchase	145,331,726	141,015,761
Federal Home Loan Bank advances and other borrowings	55,671,005	53,725,833
Subordinated debt	51,548,000	51,548,000
Accrued interest payable	5,973,825	4,952,422
Other liabilities	8,033,974	12,516,523

Total liabilities	2,093,442,479	1,886,169,842
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 15,553,037 issued and outstanding at September 30, 2007 and 15,446,074 issued and outstanding at December 31, 2006	15,553,037	15,446,074
Additional paid-in capital	213,644,006	211,502,516
Retained earnings	47,908,839	31,109,324
Accumulated other comprehensive loss, net	(2,469,452)	(2,040,893)

Stockholders’ equity	274,636,430	256,017,021

Total liabilities and stockholders’ equity	$2,368,078,909	$2,142,186,863

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest income:
Loans, including fees	$32,750,403	$26,771,110	$92,283,516	$64,195,835
Securities:
Taxable	3,387,464	3,240,878	10,127,943	9,250,455
Tax-exempt	743,921	521,240	2,106,857	1,416,862
Federal funds sold and other	1,464,795	806,829	3,075,372	1,591,941

Total interest income	38,346,583	31,340,057	107,593,688	76,455,093

Interest expense:
Deposits	16,043,425	11,800,394	44,037,317	27,213,738
Securities sold under agreements to repurchase	2,061,333	1,382,418	5,664,167	2,569,383
Federal Home Loan Bank advances and other borrowings	1,282,159	997,899	4,189,055	3,110,660

Total interest expense	19,386,917	14,180,711	53,890,539	32,893,781

Net interest income	18,959,666	17,159,346	53,703,149	43,561,312
Provision for loan losses	772,064	586,589	2,460,028	2,680,638

Net interest income after provision for loan losses	18,187,602	16,572,757	51,243,121	40,880,674

Noninterest income:
Service charges on deposit accounts	1,965,965	1,357,280	5,683,199	3,151,664
Investment sales commissions	868,738	644,931	2,453,505	1,811,428
Insurance sales commissions	563,367	549,584	1,829,282	1,562,946
Gain on loans and loan participations sold, net	378,682	490,254	1,380,883	1,285,609
Trust fees	466,581	311,997	1,312,076	675,994
Other noninterest income	1,088,430	1,069,811	3,249,918	2,364,592

Total noninterest income	5,331,763	4,423,857	15,908,863	10,852,233

Noninterest expense:
Compensation and employee benefits	9,106,256	7,576,011	26,167,610	19,314,365
Equipment and occupancy	2,632,747	2,070,727	7,209,977	5,325,274
Marketing and other business development	375,066	351,432	1,057,092	899,807
Postage and supplies	474,083	487,689	1,453,197	1,118,308
Amortization of core deposit intangible	515,754	534,957	1,547,262	1,248,335
Other noninterest expense	2,005,752	1,815,392	5,282,516	3,999,832
Merger related expense	—	218,167	—	1,582,734

Total noninterest expense	15,109,658	13,054,375	42,717,654	33,488,655

Income before income taxes	8,409,707	7,942,239	24,434,330	18,244,252
Income tax expense	2,637,897	2,595,465	7,634,815	5,963,112

Net income	$5,771,810	$5,346,774	$16,799,515	$12,281,140

Per share information:
Basic net income per common share	$0.37	$0.35	$1.09	$0.91

Diluted net income per common share	$0.35	$0.32	$1.01	$0.84

Weighted average shares outstanding:
Basic	15,503,284	15,393,735	15,477,339	13,450,282
Diluted	16,609,328	16,655,349	16,630,311	14,649,418

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	September 30, 2007			September 30, 2006
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans	$1,697,862	$32,750	7.65%	$1,375,036	$26,771	7.72%
Securities:
Taxable	268,358	3,387	5.01%	260,688	3,241	4.93%
Tax-exempt(1)	79,065	744	4.92%	56,644	521	4.81%
Federal funds sold and other	106,298	1,466	5.62%	59,191	807	5.41%

Total interest-earning assets	2,151,583	$38,347	7.12%	1,751,559	$31,340	7.14%

Nonearning assets	226,918			235,677

Total assets	$2,378,501			$1,987,236

Interest-bearing liabilities:
Interest-bearing deposits
Interest checking	$261,384	$2,123	3.24%	$181,752	$1,202	2.62%
Savings and money market	544,990	4,757	3.46%	473,883	3,809	3.19%
Certificates of deposit	714,060	9,164	5.09%	598,220	6,789	4.50%

Total interest-bearing deposits	1,520,434	16,044	4.19%	1,253,855	11,800	3.73%
Securities sold under agreements to repurchase	194,774	2,061	4.20%	122,292	1,383	4.49%
Federal Home Loan Bank advances and other borrowings	29,946	385	5.10%	33,299	383	4.57%
Subordinated debt	51,548	897	6.90%	36,084	615	6.75%

Total interest-bearing liabilities	1,796,702	19,387	4.28%	1,445,530	14,181	3.89%
Noninterest-bearing deposits	293,701	—	—	281,812	—	—

Total deposits and interest-bearing liabilities	2,090,403	$19,387	3.68%	1,727,342	$14,181	3.26%

Other liabilities	16,445			14,914
Stockholders’ equity	271,653			244,980

	$2,378,501			$1,987,236

Net interest income		$18,960			$17,159

Net interest spread(2)			2.84%			3.25%
Net interest margin(3)			3.54%			3.95%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Nine months ended			Nine months ended
(dollars in thousands)	September 30, 2007			September 30, 2006
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans	$1,609,200	$92,283	7.67%	$1,154,828	$64,196	7.43%
Securities:
Taxable	271,017	10,128	5.00%	250,373	9,250	4.94%
Tax-exempt(1)	75,694	2,107	4.91%	50,481	1,417	4.95%
Federal funds sold and other	73,677	3,076	5.60%	37,120	1,592	5.73%

Total interest-earning assets	2,029,588	$107,594	7.14%	1,492,802	$76,455	6.89%

Nonearning assets	222,964			180,522

Total assets	$2,252,552			$1,673,324

Interest-bearing liabilities:
Interest-bearing deposits
Interest checking	$253,411	$6,226	3.29%	$158,643	$2,532	2.13%
Savings and money market	514,080	13,121	3.41%	417,610	9,384	3.00%
Certificates of deposit	661,468	24,690	4.99%	486,642	15,298	4.20%

Total interest-bearing deposits	1,428,959	44,037	4.12%	1,062,895	27,214	3.42%
Securities sold under agreements to repurchase	174,942	5,664	4.33%	83,364	2,569	4.12%
Federal Home Loan Bank advances and other borrowings	39,395	1,539	5.22%	42,708	1,495	4.67%
Subordinated debt	51,548	2,651	6.88%	32,648	1,616	6.62%

Total interest-bearing liabilities	1,694,844	53,891	4.25%	1,221,615	32,894	3.60%
Noninterest-bearing deposits	279,935	—	—	248,448	—	—

Total deposits and interest-bearing liabilities	1,974,779	$53,891	3.65%	1,470,063	$32,894	2.99%

Other liabilities	12,714			11,623
Stockholders’ equity	265,059			191,638

	$2,252,552			$1,673,324

Net interest income		$53,703			$43,561

Net interest spread(2)			2.89%			3.29%
Net interest margin(3)			3.59%			3.97%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Sept	June	Mar	Dec	Sept	Jun
(dollars in thousands, except per share data)	2007	2007	2007	2006	2006	2006
Balance sheet data, at quarter end:
Total assets	$2,368,079	2,315,327	2,193,132	2,142,187	2,052,252	1,985,625
Total loans	1,731,245	1,663,030	1,553,980	1,497,735	1,405,401	1,358,273
Allowance for loan losses	(17,978)	(17,375)	(16,792)	(16,118)	(15,172)	(14,686)
Securities	352,222	339,781	340,255	346,494	330,759	305,642
Noninterest-bearing deposits	316,542	294,631	306,885	300,978	306,296	312,709
Total deposits	1,826,884	1,797,536	1,700,132	1,622,411	1,585,238	1,559,885
Securities sold under agreements to repurchase	145,332	140,443	116,952	141,016	122,354	104,380
Advances from FHLB and other borrowings	55,671	46,699	46,619	53,726	28,739	33,749
Subordinated debt	51,548	51,548	51,548	51,548	51,548	30,929
Total stockholders’ equity	274,636	265,194	262,917	256,017	249,059	238,739

Balance sheet data, quarterly averages:
Total assets	$2,378,501	2,229,227	2,149,928	2,096,893	1,987,236	1,878,912
Total loans	1,697,862	1,598,967	1,530,771	1,442,730	1,375,036	1,328,121
Securities	347,423	347,081	345,630	334,426	317,332	298,909
Total earning assets	2,151,583	2,004,884	1,932,298	1,879,759	1,751,559	1,651,962
Noninterest-bearing deposits	293,701	276,241	269,864	292,996	281,812	311,286
Total deposits	1,814,135	1,678,036	1,634,513	1,596,765	1,535,667	1,482,150
Securities sold under agreements to repurchase	194,774	172,872	157,180	154,483	122,292	68,079
Advances from FHLB and other borrowings	29,946	38,516	37,828	29,817	33,299	44,417
Subordinated debt	51,548	51,548	51,548	51,548	36,084	30,929
Total stockholders’ equity	271,653	264,055	259,466	253,761	244,980	234,400

Statement of operations data, for the three months ended:
Interest income	$38,347	35,508	33,739	33,241	31,340	28,305
Interest expense	19,387	17,847	16,657	15,850	14,181	11,410

Net interest income	18,960	17,661	17,082	17,391	17,159	16,895
Provision for loan losses	772	900	788	1,051	587	1,707

Net interest income after provision for loan losses	18,188	16,761	16,294	16,340	16,572	15,188
Noninterest income	5,332	5,552	5,026	4,934	4,424	4,380
Noninterest expense	15,110	14,484	13,124	13,135	13,054	13,105

Income before taxes	8,410	7,828	8,196	8,139	7,942	6,463
Income tax expense	2,638	2,402	2,594	2,493	2,595	2,141

Net income	$5,772	5,426	5,602	5,646	5,347	4,322

Profitability and other ratios:
Return on avg. assets(1)	0.96%	0.98%	1.06%	1.07%	1.07%	0.92%
Return on avg. equity(1)	8.43%	8.24%	8.76%	8.83%	8.66%	7.40%
Net interest margin(2)	3.54%	3.58%	3.64%	3.74%	3.95%	4.17%
Noninterest income to total revenue(3)	21.95%	23.92%	22.73%	22.10%	20.50%	20.60%
Noninterest income to avg. assets(1)	0.89%	1.00%	0.95%	0.93%	0.89%	0.94%
Noninterest exp. to avg. assets(1)	2.52%	2.61%	2.48%	2.49%	2.63%	2.80%
Efficiency ratio(4)	62.20%	62.40%	59.36%	58.84%	60.48%	61.60%
Avg. loans to average deposits	93.59%	95.29%	93.65%	90.40%	89.50%	89.60%
Securities to total assets	14.87%	14.68%	15.51%	16.17%	16.12%	15.39%
Average interest-earning assets to average interest-bearing liabilities	119.75%	119.75%	119.75%	122.00%	121.20%	125.30%
Brokered time deposits to total deposits	8.04%	8.17%	5.83%	3.71%	4.50%	5.00%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Sept	June	Mar	Dec	Sept	Jun
(dollars in thousands, except per share data)	2007	2007	2007	2006	2006	2006
Loan portfolio balances, end of period:
Commercial real estate — mortgage	$315,340	307,757	287,498	284,302	265,174	260,168
Commercial real estate — construction	176,131	177,426	160,222	161,903	152,627	164,049
Other commercial loans	780,341	738,866	665,857	608,530	554,617	503,797
Consumer real estate — mortgage	297,360	288,325	301,525	299,627	292,206	294,119
Consumer real estate — construction	112,890	102,998	92,162	91,194	87,890	86,978
Other consumer loans	49,184	47,657	46,716	52,179	52,887	49,162

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$2,364	2,392	4,705	7,070	3,477	2,800
Other real estate	878	687	927	995	—	67
Past due loans over 90 days and still accruing interest	633	606	98	737	1,123	492
Net loan charge-offs(6)	169	317	114	105	101	441
Allowance for loan losses to total loans	1.04%	1.04%	1.08%	1.08%	1.08%	1.08%
Allowance for loan losses to nonaccrual loans	760.5%	726.4%	356.9%	228.0%	436.4%	524.5%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.38%	0.31%	0.33%	0.74%	0.69%	0.25%
Nonperforming assets	0.19%	0.19%	0.36%	0.54%	0.25%	0.21%
Potential problem loans(5)	0.40%	0.16%	0.21%	0.24%	0.77%	0.31%
Annualized net loan charge-offs year-to-date to avg. loans(6)	0.05%	0.06%	0.03%	0.05%	0.05%	0.07%
Avg. commercial loan internal risk ratings(5)	4.1	4.1	4.1	4.1	4.1	4.1
Avg. loan account balances(7)	$169	164	156	140	132	115

Interest rates and yields:
Loans	7.65%	7.66%	7.68%	7.65%	7.72%	7.32%
Securities	4.99%	4.98%	4.96%	4.97%	4.91%	5.10%
Total earning assets	7.12%	7.15%	7.13%	7.06%	7.14%	6.92%
Total deposits, including non-interest bearing	3.51%	3.46%	3.36%	3.18%	3.05%	2.59%
Securities sold under agreements to repurchase	4.20%	4.39%	4.42%	4.52%	4.49%	4.00%
FHLB advances and other borrowings	5.10%	5.19%	5.36%	4.93%	4.57%	5.46%
Subordinated debt	6.90%	6.84%	6.89%	6.84%	6.75%	6.69%
Total deposits and interest-bearing liabilities	3.68%	3.67%	3.59%	3.43%	3.26%	2.81%

Capital ratios(9):
Stockholders’ equity to total assets	11.6%	11.5%	12.0%	11.9%	12.1%	12.0%
Leverage	9.2%	9.5%	9.5%	9.5%	9.2%	8.6%
Tier one risk-based	10.4%	10.4%	10.9%	10.9%	10.6%	9.5%
Total risk-based	11.3%	11.3%	11.8%	11.8%	12.0%	10.4%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Sept	June	Mar	Dec	Sept	Jun
(dollars in thousands, except per share data)	2007	2007	2007	2006	2006	2006
Per share data:
Earnings – basic	$0.37	0.35	0.36	0.37	0.35	0.28
Earnings – diluted	$0.35	0.33	0.34	0.34	0.32	0.26
Book value at quarter end (8)	$17.66	17.06	16.93	16.57	16.16	15.53
Weighted avg. shares – basic	15,503,284	15,494,522	15,433,442	15,427,908	15,393,735	15,335,754
Weighted avg. shares – diluted	16,609,328	16,664,213	16,617,484	16,641,425	16,655,349	16,503,692
Common shares outstanding	15,553,037	15,545,581	15,530,975	15,446,074	15,409,341	15,370,116

Investor information:
Closing sales price	$28.82	29.36	30.51	33.18	35.80	30.43
High sales price during quarter	$31.31	31.48	33.85	36.17	37.41	30.92
Low sales price during quarter	$21.62	28.27	29.40	31.23	28.93	27.09

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$42,895	52,197	31,044	36,551	37,371	37,585
Gross fees(10)	$659	846	544	653	679	668
Gross fees as a percentage of mortgage loans originated	1.54%	1.62%	1.75%	1.79%	1.82%	1.78%
Commercial loan participations sold	$19	171	45	224	31	49
Gains on sales of investment securities, net	$—	—	—	—	—	—
Brokerage account assets, at quarter-end (11)	$590,000	643,000	617,000	597,000	553,000	501,000
Trust account assets, at quarter-end	$512,000	475,000	400,000	380,000	361,000	295,000
Floating rate loans as a percentage of loans(12)	44.6%	45.5%	46.3%	46.3%	47.3%	47.0%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$125,370	115,913	114,143	95,398	85,291	80,359
Core deposits to total funding(13)	61.4%	62.3%	63.7%	63.3%	63.7%	63.8%
Risk-weighted assets	$1,998,401	1,921,648	1,780,107	1,721,633	1,628,596	1,591,071
Total assets per full-time equivalent employee	$5,257	5,250	5,228	5,302	5,189	5,531
Annualized revenues per full-time equivalent employee	$213.9	211	210.8	219.2	218.3	237.0
Number of employees (full-time equivalent)	450.5	441.0	419.5	404.0	395.5	359.0
Associate retention rate(14)	89.4%	88.1%	85.3%	85.1%	91.1%	94.7%

Selected economic information (15):
Nashville MSA nonfarm employment	763.6	759.5	757.5	768.8	758.4	749.6
Knoxville MSA nonfarm employment	337.2	335.9	335.2	337.3	335.1	337.2
Nashville MSA unemployment	3.5%	3.7%	4.0%	3.5%	3.5%	4.7%
Knoxville MSA unemployment	3.2%	3.4%	3.8%	3.3%	3.2%	4.6%
Nashville residential median home price	$182.3	196.0	173.4	184.6	178.9	181.0
Knoxville residential median home price	na	199.9	199.5	189.9	187.0	184.9
Nashville inventory of residential homes for sale	15.4	14.6	12.9	10.8	11.7	11.1
Knoxville inventory of residential homes for sale	na	7.8	7.0	5.0	6.4	6.7

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA – UNAUDITED

	As of September 30,	As of December 31,
(dollars in thousands, except per share data)	2007	2006
Reconciliation of certain financial measures:
Tangible assets:
Total assets	$2,368,079	$2,142,187
Less: Goodwill	(114,288)	(114,288)
Core deposit intangible	(9,838)	(11,385)

Net tangible assets	$2,243,954	$2,016,514

Tangible equity:
Total stockholders’ equity	$274,636	$256,017
Less: Goodwill	(114,288)	(114,288)
Core deposit intangible	(9,838)	(11,385)

Net tangible equity	$150,511	$130,344

Tangible equity divided by tangible assets	6.71%	6.46%

Tangible equity per common share	$9.68	$8.44

	For the three months ended		For the nine months ended
	September 30,		September 30,
(dollars in thousands)	2007	2006	2007	2006
Average tangible assets:
Total average assets	$2,378,501	$1,987,236	$2,252,552	$1,673,324
Less: Average goodwill	(114,288)	(113,683)	(114,288)	(82,893)
Average core deposit intangible	(10,289)	(12,265)	(10,611)	(9,076)

Net average tangible assets	$2,253,924	$1,861,288	$2,127,653	$1,581,355

Average tangible equity:
Total average stockholders’ equity	$271,653	$244,980	$271,653	$191,638
Less: Average goodwill	(114,288)	(113,683)	(114,288)	(82,893)
Average core deposit intangible	(10,289)	(12,265)	(10,611)	(9,076)

Net average tangible stockholders’ equity	$147,076	$119,032	$146,754	$99,669

Net income	$5,772	$5,347	$16,800	$12,281

Return on average tangible assets (annualized)	1.02%	1.15%	1.06%	1.04%

Return on average tangible stockholders’ equity (annualized)	15.57%	18.02%	15.31%	16.47%

Net income	$5,772	$5,347	$16,800	$12,281
Impact of merger related expense, net of tax	—	133	—	962

Net income before impact of merger related expense	$5,772	$5,479	$16,800	$13,243

Fully-diluted earnings per share before impact of merger related expense	$0.35	$0.33	$1.01	$0.90

Net income	$5,772	$5,347	$16,800	$12,281
Impact of Knoxville expansion, net of tax	587	—	989	—

Net income before impact of Knoxville expansion	$6,359	$5,347	$17,789	$12,281

Fully-diluted earnings per share before impact of Knoxville expansion	$0.38	$0.32	$1.07	$0.84

Return on average assets before impact of Knoxville expansion	1.06%	1.07%	1.06%	0.98%

Return on average equity before impact of Knoxville expansion	9.29%	8.66%	8.75%	8.57%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

6.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

7.	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

8.	Book value per share computed by dividing total stockholders’ equity by common shares outstanding

9.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

10.	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors. Knoxville data is from the Knoxville Association of Realtors. September 2007 was not available from Knoxville at press time.